Exhibit 99.1

LOS ANGELES SINGAPORE KUALA LUMPUR BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818) 787-7000	Investor Contact: Berkman Associates (310) 477-3118 info@BerkmanAssociates.com

Trio-Tech Reports Fiscal 2015 Financial Results

Van Nuys, CA – September 28, 2015   Trio-Tech International (NYSE MKT:TRT) today announced financial results for the fourth quarter and fiscal 2015.  Highlights include:

●	Fourth quarter net income increased to $0.10 per share compared to $0.07 per share for the fourth quarter of fiscal 2014.
●	Fiscal 2015 net income increased to $0.15 per share compared to $0.01 per share for fiscal 2014.
●	Fourth quarter operating income increased to $421,000 compared to $96,000 for the fourth quarter of fiscal 2014.
●	Fiscal 2015 operating income increased to $1,207,000 compared to an operating loss of $2,000 for fiscal 2014.
●	Cash and cash equivalents increased to $3,711,000 at June 30, 2015 compared to $2,938,000 at the close of fiscal 2014.

CEO Comments
S.W. Yong, Trio-Tech's CEO, said, "Consistent success in the rapidly evolving semiconductor industry requires the discipline to respond with alacrity to the frequent and sometimes dramatic changes in business conditions that have always characterized our industry.  Over the years we have built Trio-Tech with this requirement in mind, allowing us to offer a unique combination of state-of-the-art testing services and testing equipment, delivered to some of the world's leading technology companies through our scalable facilities in the industry's primary manufacturing centers.

"We worked hard this past year to improve operating efficiency and keep a tight lid on operating costs, even as we continued to provide the high quality products and services our customers expect.  The result was improved profitability for the fourth quarter and fiscal 2015, compared to the same periods of the prior year, despite higher taxes and a decrease in revenue from product sales that were offset by higher gross margin.  Cash provided by operating activities also increased for fiscal 2015 compared to fiscal 2014. We believe our improved bottom-line performance for fiscal 2015 versus prior year shows that our efforts to deliver value for our shareholders are meeting with success.

"We are alert to the potential impact of the slowdown in the Chinese economy and enter the new fiscal year with caution.  We believe in the good relationship we have with our customers and that our wide range of products and services which is well-attuned to our customers’ needs.  We look forward to a positive outlook for Trio-Tech."

Fourth Quarter Results
For the fourth quarter of fiscal 2015 ended June 30, 2015, revenue from semiconductor testing services was $4,191,000 compared to $4,773,000 for the fourth quarter of fiscal 2014.  Revenue from product sales decreased to $4,165,000 compared to $4,573,000 for last year's fourth quarter.  Total revenue decreased to $8,399,000 for the fourth quarter of fiscal 2015 compared to $9,387,000 for the fourth quarter of fiscal 2014.

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Trio-Tech Reports Fiscal 2015 Financial Results
September 28, 2015
Page Two

Net income attributable to Trio-Tech common shareholders for the fourth quarter of fiscal 2015 was $353,000, or $0.10 per basic and diluted share, which included an income tax expense of $251,000.  This compares to net income attributable to Trio-Tech common shareholders for the fourth quarter of fiscal 2014 of $282,000, or $0.07 per basic and diluted share, which included a net loss from discontinued operations of $3,000, or $0.01 per basic and diluted share, and an income tax benefit of $78,000.  The increase in income taxes was mainly due to a tax provision in Tianjin, China, where the company has fully utilized previous years' tax losses.

Gross margin for the fourth quarter of fiscal 2015 was 26.2% compared to 24.0% for the same period of the prior fiscal year, reflecting the improved gross margin for product sales.  Operating expenses declined to $1,776,000 for the fourth quarter of fiscal 2015, compared to $2,158,000 for the fourth quarter of fiscal 2014, due to a reduction in general and administrative expenses.

Income from operations increased to $421,000 for the fourth quarter of fiscal 2015, compared to income from operations of $96,000 for the fourth quarter of fiscal 2014.

Fiscal 2015 Results
For the fiscal year ended June 30, 2015, revenue from semiconductor testing services increased slightly to $18,020,000 compared to revenue of $18,017,000 for fiscal 2014.  Revenue from product sales decreased to $15,739,000 for fiscal 2015 compared to $18,068,000 for fiscal 2014.  Total revenue decreased to $33,932,000 for fiscal 2015 compared to $36,262,000 for the prior fiscal year.

Net income attributable to Trio-Tech International for fiscal 2015 was $521,000, or $0.15 per basic and diluted share, which included income from discontinued operations of $6,000, or $0.00 per basic and diluted share, and income tax expense of $507,000.  This compares to net income attributable to Trio-Tech International for fiscal 2014 of $57,000, or $0.01 per basic and diluted share, which included a loss from discontinued operations of $24,000, or $0.01 per basic and diluted share, and an income tax benefit of $344,000.

Gross margin for fiscal 2015 was 26.3%.  This compares to gross margin of 22.9% for fiscal 2014.

Cash provided by operations for fiscal 2015 was $4,090,000.  This compares to cash provided by operations for fiscal 2014 of $3,860,000.

Shareholders' equity at June 30, 2015 was $20,722,000, or $5.89 per outstanding share, compared to $20,833,000, or $5.93 per outstanding share, at June 30, 2014.

About Trio Tech
Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate.  Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, and www.ttsolar.com.

Forward Looking Statements
This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company.  In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Southeast Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology.  Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
AUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30
	2015	2014	2015	2014
Revenue
Products	$4,165	$4,573	$15,739	$18,068
Testing services	4,191	4,773	18,020	18,017
Others	43	41	173	177
	8,399	9,387	33,932	36,262
Cost of Sales
Cost of products sold	3,100	3,918	12,811	15,223
Cost of testing services rendered	3,068	3,181	12,059	12,601
Other	34	34	137	139
	6,202	7,133	25,007	27,963
Gross Margin	2,197	2,254	8,925	8,299

Operating Expenses:
General and administrative	1,673	1,934	6,848	7,363
Selling	186	179	717	732
Research and development	44	46	182	196
Impairment loss	--	--	70	--
(Gain) Loss on disposal of property, plant and equipment	(127)	(1)	(99)	10
Total operating expenses	1,776	2,158	7,718	8,301
Income (loss) from Operations	421	96	1,207	(2)
Other Income (Expense)
Interest expense	(71)	(67)	(245)	(263)
Other income, net	307	127	363	163
Total other income (expense)	236	60	118	(100)
Income (loss) from Continuing Operations before Income Taxes	657	156	1,325	(102)
Income Tax (Expense) Benefit	(251)	78	(507)	344
Income from Continuing Operations
before Non-controlling Interest, net of tax	406	234	818	242
Loss (income) from discontinued operations, net of tax	(1)	(3)	6	(41)
NET INCOME	405	231	824	201
Less: Net income attributable to the non-controlling interest	52	51	303	144
Net Income attributable to Trio-Tech International	$353	$282	$521	$57
Net Income (Loss) Attributable to Trio-Tech International:
Income from continuing operations, net of tax	352	285	517	81
Income (loss) from discontinued operations, net of tax	1	(3)	4	(24)
Net Income Attributable to Trio-Tech International	$353	$282	$521	$57
Basic and diluted earnings (loss) per share
From continuing operations	$0.10	$0.08	$0.15	$0.02
From discontinued operations	0.00	(0.01)	--	(0.01)
Basic and diluted Earnings per Share	$0.10	$0.07	$0.15	$0.01
Weighted Average Shares Outstanding - Basic	3,513	3,513	3,513	3,513
Weighted Average Shares Outstanding - Diluted	3,529	3,549	3,529	3,549

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
AUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Comprehensive Income (Loss)
Attributable to Trio-Tech International:

Net income (loss)	$405	$231	$824	$201
Foreign currency translation, net of tax	(282)	166	(1,050)	(228)
Comprehensive Income (Loss)	123	397	(226)	(27)
Less: Comprehensive (loss) income
attributable to non-controlling interests	(105)	8	4	74

Comprehensive Income (Loss)
Attributable to Trio-Tech International	$228	$405	$(230)	$(101)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	June 30,	June 30,
	2015	2014
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,711	$2,938
Short-term deposits	101	102
Trade accounts receivable, net	7,875	8,625
Other receivables	389	311
Inventories, net	1,141	1,106
Prepaid expenses and other current assets	244	205
Assets held for sale	98	--
Total current assets	13,559	13,287
Deferred tax assets	453	388
Investment properties, net	1,540	1,765
Property, plant and equipment, net	12,522	13,541
Loans receivable from property development projects	--	805
Other assets	1,823	1,263
Restricted term deposits	2,140	3,541
Total non-current assets	18,478	21,303
TOTAL ASSETS	$32,037	$34,590

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Lines of credit	$1,578	$3,767
Accounts payable	2,770	3,162
Accrued expenses	3,084	3,046
Income taxes payable	296	214
Current portion of bank loans payable	346	448
Current portion of capital leases	197	81
Total current liabilities	8,271	10,718
Bank loans payable, net of current portion	2,198	2,598
Capital leases, net of current portion	475	200
Deferred tax liabilities	333	202
Other non-current liabilities	38	39
Total non-current liabilities	3,044	3,039
TOTAL LIABILITIES	11,315	13,757

COMMITMENTS AND CONTINGENCIES

EQUITY
TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,513,055
shares issued and outstanding at June 30, 2015, and June 30, 2014	10,882	10,882
Paid-in capital	3,087	2,972
Accumulated retained earnings	2,246	1,725
Accumulated other comprehensive gain-translation adjustments	2,771	3,522
Total Trio-Tech International shareholders' equity	18,986	19,101
NON-CONTROLLING INTERESTS	1,736	1,732
TOTAL EQUITY	20,722	20,833
TOTAL LIABILITIES AND EQUITY	$32,037	$34,590